UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/30/2006

VALASSIS COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-10991

DE	38-2760940
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

19975 Victor Parkway, Livonia, MI 48152
(Address of principal executive offices, including zip code)

734-591-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

Attached hereto as Exhibit 99.1 is the press release issued by Valassis Communications, Inc. ("Valassis") on August 30, 2006 announcing that, on August 30, 2006, Valassis filed a complaint against ADVO, Inc. ("ADVO") in the Delaware Chancery Court seeking, among other things, to rescind the Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 5, 2006, by and among Valassis, Michigan Acquisition Corporation and ADVO, unspecified damages, and declaratory relief that ADVO is in breach of certain sections of the Merger Agreement entitling Valassis to terminate the Merger Agreement.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.        Description

99.1               Press Release of Valassis issued on August 30, 2006

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALASSIS COMMUNICATIONS, INC.

Date: August 30, 2006	By:	/s/ Barry P. Hoffman
Barry P. Hoffman
Executive Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release of Valassis issued on August 30, 2006